Exhibit 99.1

Mr. Richard Sandberg is appointed Chairman of Precipio’s Board of Directors

NEW HAVEN, CT, (March 3, 2021) - Specialty cancer diagnostics company Precipio, Inc. (NASDAQ: PRPO) announces the appointment of Mr. Richard Sandberg as Chairman of the Board of Directors. Dr. Douglas Fisher will step down as Chairman and maintain his role as a Director on the company’s board.

Mr. Sandberg has been involved with Precipio since its inception and has acted in various advisory roles. in 2019 he joined the company’s Board of Directors and has been a significant contributor to helping the company formulate strategy and execute on its plans.

Mr Sandberg is a seasoned diagnostics executive with a substantial track record in the field of diagnostics. As the founder, chairman, CEO and CFO of Dianon Systems, Inc., a diagnostics company that was acquired in 2002 by LabCorp for $650M, Mr. Sandberg has direct experience relevant to Precipio’s business, the industry, and the challenges a growth company faces. Mr. Sandberg also serves as a director of Poplar Healthcare, LLC, a privately owned anatomical pathology laboratory with which the Company entered into a joint venture in 2020.

From 2008 to 2019, Mr. Sandberg also served as Chairman of the Board of Oxford Immunotec, which is being acquired by Perkin Elmer for over $550M, Mr. Sandberg also serves as Chief Executive Officer of Resolys Bio, Inc, a pharmaceutical company which is developing a treatment for long-term, chronic traumatic brain injury.

“Precipio is capitalizing on a unique opportunity to develop better diagnostic technology in support of its university-based pathology partnerships and to bring that technology to physician offices in the US and abroad. I am pleased and fortunate to have the chance to contribute to a company with so many opportunities to grow,” said Mr. Sandberg.

“I have been fortunate to have Dick Sandberg in my corner throughout the years as the company navigated the challenges of developing its business model and executing on its vision, and his counsel has been invaluable to myself and my team”, said Ilan Danieli, CEO of Precipio, Inc. “I am honored to have Dick assume the role as chairman of the board and continue to be a driving force within the company’s leadership.”

Dr. Douglas Fisher joined the company’s board in 2017 and assumed the role of Chairman in December 2019. During those years and under Doug’s leadership, the company completed the transition following its merger with Transgenomic; erased past liabilities and has developed a business model that combines diagnostic services and products that have already begun to significantly impact the company’s value. Doug will continue to play a significant role as a director and will remain a contributing member of the board.

“I’m so pleased that Dick has agreed to be Chairman. It has been a pleasure to work with him as an independent director.  His experience in the field uniquely qualifies him for this role, and I’m glad he is ready to step into it,” said Doug Fisher.

About Precipio

Precipio has built a platform designed to eradicate the problem of misdiagnosis by harnessing the intellect, expertise and technology developed within academic institutions and delivering quality diagnostic information to physicians and their patients worldwide, as well as proprietary products that serve laboratories worldwide. Through its collaborations with world-class academic institutions specializing in cancer research, diagnostics and treatment such as the Yale School of Medicine, Harvard’s Dana-Farber Cancer Institute, and the University of Pennsylvania, Precipio offers a new standard of diagnostic accuracy enabling the highest level of patient care. For more information, please visit www.precipiodx.com.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, among others, statements related to the expected or potential impact of the novel coronavirus (COVID-19) pandemic, and the related responses of the government, consumers, and the company, on our business, financial condition and results of operations, and any such forward-looking statements, whether concerning the COVID-19 pandemic or otherwise, involve risks, assumptions and uncertainties. Except for historical information, statements about future volumes, sales, growth, costs, cost savings, margins, earnings, earnings per share, diluted earnings per share, cash flows, plans, objectives, expectations, growth or profitability are forward-looking statements based on management’s estimates, beliefs, assumptions and projections. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance, are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management’s expectations, or could affect the company’s ability to achieve its strategic goals, include the uncertainties relating to the impact of COVID-19 on the company’s business, operations and employees and the other factors that are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis” in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated from time to time in the company’s Securities and Exchange Commission filings.

The company’s forward-looking statements in this press release are based on management’s current views, beliefs, assumptions and expectations regarding future events and speak only as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Inquiries:

investors@precipiodx.com

+1-203-787-7888 Ext. 523